FIRST AMENDMENT TO THE
INFINITY SUPPLEMENTAL RETIREMENT PLAN

THIS FIRST AMENDMENT to the INFINITY SUPPLEMENTAL RETIREMENT PLAN made and executed as of the 8th day of November 2017 by INFINITY PROPERTY & CASUALTY CORPORATION (hereinafter referred to as the “Company”).
W I T N E S S E T H :
A.The Infinity Supplemental Retirement Plan (the “Plan”) was originally adopted as of March 1, 2003 and was most recently amended and restated as of January 1, 2010.
B.    Article 8.2 of the Plan allows the Company to modify or amend the Plan in whole or in part, by an action authorized by the Board of Directors.
C.    The Company desires to amend the Plan to change the definition of 401(k) Eligible Compensation effective as of January 1, 2018.
D.    This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.
The Plan is hereby amended as follows:
1.    Effective as of January 1, 2018, Section 2.8(a) is deleted in its entirety and replaced with the following new Section 2.8(a):

(a)
401(k) Eligible Compensation. 401(k) Eligible Compensation means all compensation as defined in the 401(k) Retirement Plan as may be amended from time to time for purposes of making elective deferrals to the 401(k) Retirement Plan including any exclusions from compensation as may be provided in the 401(k) Retirement Plan determined without applying the dollar limitation as imposed by Code Section 401(a)(17); provided, however, 401(k) Eligible Compensation shall not include the value of restricted stock, of a qualified or a non-qualified stock option granted to an Employee by the Employer, of any grant of performance shares or performance units by the Employer, or of any other equity grant made by the Employer to the Employee under the Employer’s 2013 Stock Incentive Plan, as amended, or any successor plan thereto to the extent such value is includable in the Employee’s taxable income.

IN WITNESS WHEREOF, the Company has executed this First Amendment and otherwise ratifies and approves the Plan in all other respects as of the date and year first above written.
INFINITY PROPERTY & CASUALTY CORPORATION

BY: /s/ Samuel J. Simon
TITLE: President and General Counsel
7957495.1